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                                                               EXHIBIT 23.3

          CONSENT OF KOST, FORER & GABBAY, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-37978) and related Prospectus of Terayon Communication Systems, Inc. For the registration of 3,866,468 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2000, with respect to the financial statements of Telegate Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission.


Tel-Aviv, Israel                                 KOST FORER AND GABBAY
June 26, 2000                              Certified Public Accountants (Israel)